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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: May 12, 2005
                        (Date of earliest event reported)

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                       0-25198                36-3973627
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                   File No.)          Identification No.)


                           11859 South Central Avenue
                              Alsip, Illinois 60803
                    (Address of Principal Executive Offices)

                                 (708) 293-4050
               Registrant's telephone number including area code)


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed, on April 14, 2005 Universal Automotive Industries, Inc. (the "Company") entered into a Forbearance and Amendment Agreement (the "Forbearance Agreement") with its principal lender Wachovia Capital Finance Corporation (Central) f/k/a Congress Financial Corporation (Central) (the "Lender"). Pursuant to the Forbearance Agreement, among other things, the Company was obligated to deliver to the Lender, in a form satisfactory to Lender on or before May 6, 2005, a letter of intent for: (1) a purchaser of equity in the Company; (2) a merger of the Company with a third-party; or (3) the purchase of all or substantially all of the assets of the Company. On May 12, 2005, the Company and the Lender entered into an amendment to the Forbearance Agreement (the "Amendment") which extends the date for delivery of such letter of intent from May 6, 2005 to May 23, 2005. Provided no additional events of default occur (as defined in the Forbearance Agreement), during the extended period, the Lender agrees to continue to make loans to the Company in an amount equal to up to $15,000,000 in aggregate principal amount. The Company also agrees to continue to retain the Parkland Group as its financial advisor.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 18, 2005

                                          UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                          By:  /s/ Robert W. Zimmer
                                               --------------------------------
                                          Its: Chief Financial Officer